Exhibit 23.1

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Hemispherx Biopharma, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 13, 2004 relating to the consolidated financial statements of Hemispherx Biopharma, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
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BDO Seidman, LLP

Philadelphia, Pennsylvania
September 13, 2004